EXHIBIT INDEX


EXHIBIT NO.    TITLE OF DOCUMENT


   23.     1a. Consent  of  Kenny  S&P  Evaluation
               Services, a division of J.J.  Kenny
               Co., Inc.

           1b. Consent of Deloitte & Touche LLP

           1d. Consent  of   Standard   &   Poor's
               Ratings Group,  a division  of  The
               McGraw-Hill Companies, Inc.

   27.     1.  Financial Data Schedule Dean Witter
               Select Municipal Trust, Insured
               California Intermediate Term Portfolio
               Series 12

           2.  Financial Data Schedule of Dean Witter
               Select Municipal Trust, Delaware
               Portfolio Series 14 Exhibit 23.1a.